Exhibit 99.(h)(23)

May 29, 2024

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: Scott Shirrell, Vice President, Managing Director

Re: Calamos ETF Trust (“Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended, and each Fund has established those new series of shares identified under its name on Exhibit A hereto (each, a “Portfolio”).

In accordance with Section 8.6, the Additional Portfolios provision, of the Master Services Agreement dated as of March 15, 2004, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund, on behalf of its respective Portfolios, hereby requests that State Street perform certain accounting and fund administration services for its Portfolio under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit B attached hereto. In connection with such request, each undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4.2 of the Agreement, and, for the avoidance of doubt, acknowledges and confirms to State Street that the letter agreement dated March 31, 2006 (“Third Side Letter”) by and among certain funds in the Calamos Family of Funds and State Street shall also apply to each Portfolio, and the undersigned Fund agrees to be bound by all the terms and conditions of the Third Side Letter.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely,

Calamos ETF trust

on behalf of:

Calamos Nasdaq-100 Structured Alt Protection ETF – June

By:	/s/ Stephen M. Atkins
Name:	Stephen Atkins
Title:	Treasurer, Duly Authorized

Information Classification: Limited Access

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott Shirrell
Name:	Scott F. Shirrell
Title:	Managing Director, Duly Authorized

Effective Date: May 29, 2024

Information Classification: Limited Access

EXHIBIT A

Calamos ETF Trust

Calamos Nasdaq-100 Structured Alt Protection ETF – June

Information Classification: Limited Access

EXHIBIT B

Appendix A

to

Master Services Agreement

Management Investment Companies Registered with the SEC and Portfolios thereof, if any

Calamos Advisors Trust
Calamos Growth and Income Portfolio	36-7271106

Calamos ETF Trust
Calamos Antetokounmpo Global Sustainable Equities ETF	88-4166679
Calamos Convertible Equity Alternative ETF	93-1403228
Calamos CEF Income & Arbitrage ETF	93-3384806
Calamos Alternative Nasdaq & Bond ETF	93-4047483
Calamos S&P 500 Structured Alt Protection ETF – May	99-1891857
Calamos S&P 500 Structured Alt Protection ETF – August	99-2010412
Calamos S&P 500 Structured Alt Protection ETF – July	99-2036587
Calamos Nasdaq-100 Structured Alt Protection ETF – June	99-2246961

Calamos Investment Trust
Calamos Convertible Fund	36-3316238
Calamos Dividend Growth Fund	46-2951829
Calamos Evolving World Growth Fund	26-2192228
Calamos Global Convertible Fund	47-2271491
Calamos Global Equity Fund	20-8166626
Calamos Global Opportunities Fund	36-4088206
Calamos Growth Fund	36-3723359
Calamos Growth and Income Fund	36-3575418
Calamos Hedged Equity Fund	47-2255361
Calamos High Income Opportunities Fund	36-4307069
Calamos International Growth Fund	20-2395043
Calamos Market Neutral Income Fund	36-3723358
Calamos Select Fund	22-3848966
Calamos Phineus Long/Short Fund	47-5668954
Calamos Total Return Bond Fund	20-8872705
Calamos Short-Term Bond Fund	83-0775729
Calamos Timpani Small Cap Growth Fund	83-3325222
Calamos Timpani SMID Growth Fund	83-4647954
Calamos International Small Cap Growth Fund	87-4563290
Calamos Merger Arbitrage Fund	93-1422103

Calamos Antetokounmpo Sustainable Equities Trust
Calamos Antetokounmpo Sustainable Equities Fund	88-3877464

Calamos Convertible Opportunities and Income Fund	03-0426532
Calamos Convertible and High Income Fund	02-0683363
Calamos Strategic Total Return Fund	04-3785941
Calamos Global Total Return Fund	20-3377281
Calamos Global Dynamic Income Fund	20-8819776
Calamos Dynamic Convertible and Income Fund	47-1549409

Information Classification: Limited Access

EXHIBIT A

Calamos Long/Short Equity & Dynamic Income Trust	82-2860404

Information Classification: Limited Access